Exhibit 99.1

eGain Reports 37% Growth Year over Year in SaaS Revenue in Fiscal 2018

Total Deferred Revenue up 29% Year over Year

Sunnyvale, CA (September 6, 2018) – eGain (NASDAQ: EGAN), a leading provider of cloud customer engagement solutions, today announced financial results for its fiscal 2018 fourth quarter and full year ended June 30, 2018.

Fiscal 2018 Full Year Financial Highlights

•	SaaS revenue increased 37% year over year to $32.7 million.
•	Total revenue, excluding legacy license revenue, increased 13% year over year to $60.7 million.
•	Recurring revenue increased 16% year over year to $50.8 million.
•	Recurring revenue gross margin increased to 74%, up from 73% for fiscal 2017.
•

GAAP net loss improved to $2.0 million, or $(0.07) per share on a basic and diluted basis, compared to a GAAP net loss of $6.0 million, or $(0.22) per share on a basic and diluted basis, for fiscal 2017.

•

Non-GAAP net income improved to $1.7 million, or $0.06 per share on a non-GAAP basic and diluted basis, compared to a non-GAAP net loss of $3.3 million, or $(0.12) per share on a non-GAAP basic and diluted basis, for fiscal 2017.

•	Cash generated from operations increased 22% year over year to $6.6 million.
•	Total cash and cash equivalents increased 8% year over year to $11.5 million as of June 30, 2018.
•	Total deferred revenue increased 29% year over year to $77.6 million as of June 30, 2018.

Fiscal 2018 Fourth Quarter Financial Highlights

•	SaaS revenue increased 37% year over year to $9.3 million.
•	Total revenue, excluding legacy license revenue, increased 8% year over year to $15.4 million.
•	Recurring revenue increased 15% year over year to $13.3 million, and represented 86% of total revenue.
•	GAAP net loss was $536,000, or $(0.02) per share on a basic and diluted basis, compared to a GAAP net loss of $45,000, or $(0.00) per share on a basic and diluted basis, for Q4 2017.
•	Non-GAAP net income was $300,000, or $0.01 per share on a basic and diluted basis, compared to non-GAAP net income of $536,000, or $0.02 per share on a basic and diluted basis, for Q4 2017.

Ashu Roy, eGain CEO, commented, “we exceeded our revenue targets in our first year of SaaS execution and finished with strong bookings in Q4. In response to strengthening demand for our AI-powered customer engagement platform, today we announced our risk free ‘AI value in 30 days’ offer.”

Non-GAAP Financial Measures

This  press release includes non-GAAP operating income/(loss) and non-GAAP net income/(loss) as supplemental information relating to our operating results. Non-GAAP operating income/(loss) is defined as operating income/(loss) adjusted for stock-based compensation expense and amortization of acquired intangible assets. Non-GAAP net income/(loss) is defined as net income/(loss) adjusted for stock-based compensation expense and amortization of acquired intangible assets. Recurring revenue is made up of SaaS revenue and legacy support revenue. SaaS revenue includes ratable revenue from cloud subscription, term and ratable licenses and associated support contracts. Legacy support is revenue associated with perpetual license arrangements the Company is no longer selling. Total deferred revenue includes both GAAP deferred revenue and non-GAAP unbilled deferred revenue that remains off balance sheet, collectively representing contractual commitments that have not been recognized as revenue. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. eGain’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. eGain believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. eGain urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Quarterly Conference Call

eGain will discuss its quarterly results today via teleconference at 2:00 p.m. Pacific Daylight Time. To access the live call, please dial (888) 599-8686 (U.S. toll free) or (323) 794-2551 (international), and give the participant pass code 1712991. A live webcast of the call and slide presentation can be accessed from the investors section at www.egain.com. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call and remain in effect for one week. To access the replay dial-in information, please click here. An archive of the webcast will also be available on the investors section at www.egain.com.

About eGain

eGain customer engagement solutions power digital transformation for leading brands. Our top-rated cloud applications for social, mobile, web, and contact centers help clients deliver connected customer journeys in an omnichannel world. To learn more about eGain, visit www.egain.com.

Cautionary Note Regarding Forward-Looking Statements. This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include our beliefs regarding demand for our products, including our belief that demand for our AI-powered customer engagement platform is strong and that fourth quarter bookings are strong, that we will see benefits to the Company from new product releases and that we will continue to see benefits to the Company from our transition to a SaaS based business, including growth in our SaaS and recurring revenue, improvements in our recurring revenue gross margin, increased operating income and net income, and increased cash from operations, among other matters.  The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to: risks associated with new product releases; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments; risks that our SaaS based revenue model and lengthy sales cycles may negatively affect our operating results; currency risks; our ability to capitalize on customer engagement; the success of organization changes; risks related to our reliance on a relatively small number of customers for a substantial portion of our revenue; our ability to compete successfully and manage growth; our ability to develop and expand strategic and third party distribution channels; risks related to our international operations; our ability to invest resources to improve our products and continue to innovate; and other risks detailed from time to time in eGain’s public filings, including eGain’s annual report on Form 10-K filed on September 26, 2017 and subsequent reports filed with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements.

eGain, the eGain logo, and all other eGain product names and slogans are trademarks or registered trademarks of eGain Corp. in the United States and/or other countries. All other company names and products mentioned in this release may be trademarks or registered trademarks of the respective companies.

MKR Group Investor Relations

Todd Kehrli or Jim Byers

Phone: 323-468-2300

Email: egain@mkr-group.com

eGain Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	June 30,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$11,498	$10,627
Restricted cash	6	6
Accounts receivable, net	7,389	7,201
Deferred commissions	986	690
Prepaid expenses	2,374	1,737
Other current assets	285	370
Total current assets	22,538	20,631
Property and equipment, net	559	1,059
Deferred commissions, net of current portion	891	694
Intangible assets, net	733	2,748
Goodwill	13,186	13,186
Other assets	1,715	1,433
Total assets	$39,622	$39,751

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$3,905	$2,363
Accrued compensation	5,706	4,339
Accrued liabilities	2,285	2,364
Deferred revenue	18,364	18,332
Capital lease obligations	42	108
Bank borrowings	259	805
Total current liabilities	30,561	28,311
Deferred revenue, net of current portion	7,833	4,887
Capital lease obligations, net of current portion	—	42
Bank borrowings, net of current portion	8,941	14,802
Other long term liabilities	1,000	1,330
Total liabilities	48,335	49,372
Stockholders' deficit:
Common stock	28	27
Additional paid-in capital	346,222	343,367
Notes receivable from stockholders	(85)	(83)
Accumulated other comprehensive loss	(1,618)	(1,663)
Accumulated deficit	(353,260)	(351,269)
Total stockholders' deficit	(8,713)	(9,621)
Total liabilities and stockholders' deficit	$39,622	$39,751

eGain Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue:
Recurring	$13,347	$11,603	$50,767	$43,585
Legacy license	182	333	585	4,557
Professional services	2,060	2,685	9,955	10,073
Total revenue	15,589	14,621	61,307	58,215
Cost of revenue:
Cost of recurring	3,590	3,080	13,075	11,956
Cost of legacy license	19	15	77	50
Cost of professional services	2,277	2,318	9,184	9,193
Total cost of revenue	5,886	5,413	22,336	21,199
Gross profit	9,703	9,208	38,971	37,016
Operating expenses:
Research and development	3,931	3,487	14,711	13,753
Sales and marketing	4,426	4,553	17,681	20,436
General and administrative	2,128	1,499	7,567	6,552
Total operating expenses	10,485	9,539	39,959	40,741
Loss from operations	(782)	(331)	(988)	(3,725)
Interest expense, net	(185)	(379)	(983)	(1,730)
Other income (expense), net	143	(79)	(206)	(32)
Loss before income tax benefit (provision)	(824)	(789)	(2,177)	(5,487)
Income tax benefit (provision)	288	744	186	(533)
Net loss	$(536)	$(45)	$(1,991)	$(6,020)

Per share information:
Basic and diluted net loss per common share	$(0.02)	$(0.00)	$(0.07)	$(0.22)
Weighted average shares used to compute basic and diluted net loss per common share	27,559	27,114	27,333	27,108

Summary of stock-based compensation included in the costs and expenses above:
Cost of revenue	$63	$19	$323	$131
Research and development	49	55	493	281
Sales and marketing	75	(37)	341	80
General and administrative	145	41	538	175
Total stock-based compensation	$332	$78	$1,695	$667

Summary of amortization of purchased intangibles from business combinations in the costs and expenses above:
Cost of revenue	$67	$67	$268	$269
Research and development	437	436	1,747	1,748
Sales and marketing	—	—	—	67
General and administrative	—	—	—	7
Total amortization of intangible assets	$504	$503	$2,015	$2,091

eGain Corporation

GAAP to Non-GAAP Reconciliation Table

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2018	2017	2018	2017
Loss from operations	$(782)	$(331)	$(988)	$(3,725)
Add:
Stock-based compensation	332	78	1,695	667
Amortization of intangible assets	504	503	2,015	2,091
Non-GAAP income (loss) from operations	$54	$250	$2,722	$(967)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net loss	$(536)	$(45)	$(1,991)	$(6,020)
Add:
Stock-based compensation	332	78	1,695	667
Amortization of intangible assets	504	503	2,015	2,091
Non-GAAP net income (loss)	$300	$536	$1,719	$(3,262)
Per share information:
GAAP basic and diluted net loss per common share:	$(0.02)	$(0.00)	$(0.07)	$(0.22)
Non-GAAP basic and diluted net income (loss) per common share:	$0.01	$0.02	$0.06	$(0.12)
Weighted average shares used in computing GAAP and non-GAAP net income (loss) per common share:
Basic	27,559	27,114	27,333	27,108
Diluted	29,771	27,406	27,579	27,108

eGain Corporation

Other GAAP to Non-GAAP Supplemental Financial Information

(in thousands)

(unaudited)

	June 30,		Growth	Constant currency
	2018	2017	rates	growth rates [1]
Total Deferred Revenue
- GAAP deferred revenue on balance sheet	$26,197	$23,219
- Unbilled and uncollected contractual commitments	51,384	36,981
	$77,581	$60,200	29%	28%

	Three Months Ended				Twelve Months Ended
	June 30,		Growth	Constant currency	June 30,			Growth	Constant currency
	2018	2017	rates	growth rates [1]	2018	2017		rates	growth rates [1]

Revenue:
- SaaS Revenue	$9,343	$6,803	37%	34%	$32,694		$23,921	37%	33%
- Legacy Support	4,004	4,800	-17%	-19%	18,073		19,664	-8%	-11%
GAAP Recurring	$13,347	$11,603	15%	12%	$50,767		$43,585	16%	13%
GAAP License	182	333	-45%	-49%	585		4,557	-87%	-88%
GAAP Professional services	2,060	2,685	-23%	-25%	9,955		10,073	-1%	-4%
GAAP Total revenue	$15,589	$14,621	7%	4%	$61,307		$58,215	5%	2%

Cost of revenue:
GAAP recurring	$3,590	$3,080			$13,075		$11,956
Add back:
Amortization of acquired intangible assets	(67)	(67)			(268)		(269)
Non-GAAP recurring	$3,523	$3,013			$12,807		$11,687

GAAP professional services	$2,277	$2,318			$9,184		$9,193
Add back:
Stock-based compensation expense	(63)	(19)			(323)		(131)
Non-GAAP professional services	$2,214	$2,299			$8,861		$9,062

GAAP total cost of revenue	$5,886	$5,413			$22,336		$21,199
Add back:
Stock-based compensation expense	(63)	(19)			(323)		(131)
Amortization of acquired intangible assets	(67)	(67)			(268)		(269)
Non-GAAP total cost of revenue	$5,756	$5,327	8%	7%	$21,745		$20,799	5%	3%

Gross profit:
Non-GAAP recurring	$9,824	$8,590			$37,960		$31,898
Non-GAAP license	163	318			508		4,507
Non-GAAP professional services	(154)	386			1,094		1,011
Non-GAAP total gross profit	$9,833	$9,294	6%	2%	$39,562		$37,416	6%	2%

Operating expenses:
GAAP research and development	$3,931	$3,487			$14,711		$13,753
Add back:
Stock-based compensation expense	(49)	(55)			(493)	`	(281)
Amortization of acquired intangible assets	(437)	(436)			(1,747)		(1,748)
Non-GAAP research and development	$3,445	$2,996	15%	14%	$12,471		$11,724	6%	4%

GAAP sales and marketing	$4,426	$4,553			$17,681		$20,436
Add back:
Stock-based compensation expense	(75)	37			(341)		(80)
Amortization of acquired intangible assets	—	—			—		(67)
Non-GAAP sales and marketing	$4,351	$4,590	-5%	-8%	$17,340		$20,289	-15%	-17%

GAAP general and administrative	$2,128	$1,499			$7,567		$6,552
Add back:
Stock-based compensation expense	(145)	(41)			(538)		(175)
Amortization of acquired intangible assets	—	—			—		(7)
Non-GAAP general and administrative	$1,983	$1,458	36%	34%	$7,029		$6,370	10%	8%

GAAP operating expenses	$10,485	$9,539			$39,959		$40,741
Add back:
Stock-based compensation expense	(269)	(59)			(1,372)		(536)
Amortization of acquired intangible assets	(437)	(436)			(1,747)		(1,822)
Non-GAAP operating expenses	$9,779	$9,044	8%	6%	$36,840		$38,383	-4%	-7%

[1]

Constant currency growth rates presented are derived from converting the current period results for entities reporting in currencies other than U.S. Dollars into U.S. Dollars at the exchange rates in effect during the prior period presented rather than the actual exchange rates in effect during the current period.